Exhibit - p

CODE OF ETHICS
of
INDEX PLUS FUND, INC.

Pursuant to the requirements of rule 17j-1 code of ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to the Index Plus Fund, Inc.(the "Fund"), the Fund hereby adopts the following Code of Ethics and procedures for implementing the provisions of the Code:

1. As used in this Code of Ethics:
(i) "Access Person" means a director, officer or advisory person (as defined below) of the Fund;
(ii) "Advisory person" means any employee of the Fund who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control
relationship to the Fund who obtained information concerning recommendations made to the Fund with regard to the purchase or sale of any security.
(iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
(iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
(v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
(vi) "Portfolio Security" means any security (with an equity market capitalization of less than $2B) which is being or during the past
30 days has been purchased or sold by the Fund or considered by the
Fund for purchase or sale by the Fund; and
(vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-
mental entity, foundation, or other entity.
2. 	No director, officer, employee or other affiliated person or access person ("covered person"), or any "member of the immediate family" (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.
3. (A) On the 3rd Tuesday of each even month the Fund shall provide each covered person with:
(i) all securities held (with a market capitalization of less than $2B) as of the end of the previous 3rd Tuesday of even months
("Held securities"); and
(ii) all portfolio securities.
(B) On the same day, each covered person shall provide the Fund with a list of the names and amounts of all securities owned or held by the Fund as described in paragraph 3(A) and also held by such person and/or members of his/her immediate family as of the end of the previous 3rd Tuesday of even months.
4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Fund and relating to held securities, portfolio securities or any completed or proposed transactions involving held securities and/or portfolio securities.
5. The Fund shall require that its investment adviser adopt Codes of Ethics substantially identical to this Code with respect to the Fund's portfolio securities.




CODE OF ETHICS

ADAMS ASSET ADVISORS, LLC

Pursuant to the requirements of rule 17j-1 code of ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to the Adams Asset Advisors, LLC(the "Advisor"), the Advisor hereby adopts the following Code of Ethics and procedures for implementing the provisions of the Code:

2. As used in this Code of Ethics:
(i) "Access Person" means a director, officer or advisory person (as defined below) of the Advisor;
(ii) "Advisory person" means any employee of the Advisor who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Advisor, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control relationship to the Advisor who obtained information concerning recommendations made to the Advisor  with regard to the purchase or sale of any security.
(iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
(iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
(v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
(vi) "Portfolio Security" means any security (with a market
capitalization of less than $2B) which is being or during the past
30 days has been purchased or sold by the Advisor or considered by the Advisor for purchase or sale by the Advisor; and
(vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-
mental entity, foundation, or other entity.
2. 	No director, officer, employee or other affiliated person or access person ("covered person"), or any "member of the immediate family" (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.
3. (A) On the 3rd Tuesday of each even month the Advisor shall provide each covered person with:
(i) all securities held (with a market capitalization of less than $2B) as of the end of the previous 3rd Tuesday of even months
("Held securities"); and
(ii) all portfolio securities.
 (B) On the same day, each covered person shall provide the Fund with a list of the names and amounts of all securities owned or held by the Fund as described in paragraph 3(A) and also held by such person and/or members of his/her immediate family as of the end of the previous 3rd Tuesday of even months.

4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Fund and relating to held securities, portfolio securities or any completed or proposed transactions involving held securities and/or portfolio securities.


	- 3 -